UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

FORTUNE RISE ACQUISITION CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

FORTUNE RISE ACQUISITION CORPORATION

13575 58th Street North, Suite 200

Clearwater, Florida 33760

PROXY STATEMENT SUPPLEMENT

October 29, 2024

To the Stockholders of Fortune Rise Acquisition Corporation:

This is a supplement (this “Supplement”) to the definitive proxy statement of Fortune Rise Acquisition Corporation (the “Company”), dated September 23, 2024 (the “Proxy Statement”), and the proxy statement supplement dated October 22, 2024, which were sent to stockholders in connection with the Company’s special meeting of stockholders previously scheduled for 9:00 a.m., Eastern Time, on October 30, 2024, virtually, at https://meeting.vstocktransfer.com/FORTUNERISEOCT24 (the “Special Meeting”). On October 29, 2024, the board of directors of the Company decided to postpone the Special Meeting to 11:00 a.m. Eastern Time on November 4, 2024 and the redemption right deadline to 5:00 p.m., Eastern Time, on October 31, 2024.

At the Special Meeting, the Company’s stockholders will be asked to consider and vote upon a proposal to amend the Company’s amended and restated certificate of incorporation to extend the period of time to consummate a business combination by one month, up to six times, provided that the Sponsor make a deposit into the Trust Account (the “Charter Amendment Proposal”).

The Company has filed this Supplement with the Securities and Exchange Commission to advise stockholders that the Company is (i) postponing the Special Meeting and (ii) increasing the proposed deposit into the Trust Account if the Charter Amendment Proposal is approved to $0.06 per outstanding public share from the lesser of (x) $70,000 or (y) $0.03 per outstanding public share.

This Supplement supplements, updates and amends the Proxy Statement of the Company filed with the Commission on September 23, 2024 and the proxy statement supplement dated October 22, 2024, relating to the Special Meeting. The following supplemental information should be read in conjunction with the Proxy Statement, which should be read in its entirety.

1.	The proposed date for the Special Meeting has been rescheduled to 11:00 a.m., Eastern Time, on November 4, 2024. As such, all the disclosure in the Proxy Statement relating to the date of the Special Meeting is hereby updated, amended and supplemented to read as follows:

Replace in its entirety the time of the Special Meeting with the following: “11:00 a.m. Eastern Time on November 4, 2024.”

2.	The redemption deadline for the Special Meeting has been rescheduled to 5:00 p.m. Eastern Time on October 31, 2024. As such, the disclosure in the Proxy Statement relating to the redemption deadline is hereby updated, amended and supplemented to read as follows:

Replace in its entirety the redemption deadline with the following: “To exercise your redemption rights, you must demand that the Company redeem your public shares for a pro rata portion of the funds held in the Trust Account, and tender your shares to the Company’s transfer agent prior to 5:00 p.m. Eastern time on October 31, 2024.”

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3.	The proposed deposit into the Trust Account if the Charter Amendment Proposal is approved has been increased to $0.06 per outstanding public share. As such, the original Charter Amendment Proposal in the Proxy Statement relating to the amended monthly extension fee and all other related disclosure is hereby updated, amended and supplemented to read as follows:

Replace in its entirety the content of the Charter Amendment Proposal throughout the Proxy Statement with the following: “a proposal to amend the Company’s amended and restated certificate of incorporation, dated June 2, 2023, as amended, which we also refer to as the “charter,” in the form set forth in Annex A to the accompanying Proxy Statement, which we refer to as the “Extension Amendment” and such proposal the “Extension Amendment Proposal,” to extend the date by which the Company must (i) consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Company and one or more businesses, which we refer to as a “business combination,” or (ii) if the Company fails to complete such business combination, cease its operations and redeem or repurchase 100% of the Company’s common stock included as part of the units sold in the Company’s initial public offering that was consummated on November 5, 2021, which we refer to as the “IPO,” from November 5, 2024 (the “Termination Date”) to May 5, 2025, by electing to extend the date to consummate a business combination on a monthly basis for up to six times by an additional one month each time after the Termination Date, until May 5, 2025 or a total of up to six months after the Termination Date, unless the closing of the Company’s initial business combination shall have occurred, which we refer to as the “Extension,” and such later date, the “Extended Date,” provided that the Fortune Rise Sponsor LLC, a Delaware limited liability company (the “Sponsor”), (or its affiliates or permitted designees) will deposit into the Trust Account $0.06 per share for each public share that is not redeemed in connection with the Special Meeting for each such one-month extension (the “Extension Payment”) in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of a business combination”

Section 7 of Annex A to the Proxy Statement is amended as follows:

“7.           Section 9.1(c) is hereby amended and restated to read in its entirety as follows:

                (c)           In the event that the Corporation has not consummated an initial Business Combination within 36 months from the date of the closing of the Offering, upon the Sponsor’s request, the Corporation may extend the period of time to consummate a Business Combination by an additional six months pursuant to six one-month extensions, from November 5, 2024 until May 5, 2025, provided that the Sponsor (or its affiliates or permitted designees) will deposit into the Trust Account $0.06 per share for each public share that is not redeemed in connection with the Special Meeting for each such one-month extension until May 5, 2025, unless the closing of the Company’s initial business combination shall have occurred (the “Extension Payment”) in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of a Business Combination. The gross proceeds from the issuance of such promissory note(s) shall be held in the Trust Account and used to fund the redemption of the Offering Shares in accordance with Section 9.2.”

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By Order of the Board of Directors

/s/ Ronald Pollack
Ronald Pollack
Chairman of the Board of Directors

Your vote is important. If you are a stockholder of record, please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the Special Meeting. If you are a stockholder of record, you may also cast your vote online at the Special Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote online at the Special Meeting by obtaining a proxy from your brokerage firm or bank. Your failure to vote or instruct your broker or bank how to vote will mean that your vote will not be counted as either “FOR” or “AGAINST” for the purposes of determining whether the requisite majority has been obtained to approve the Charter Amendment Proposal, and an abstention will mean that your vote will not be counter as either “FOR” or “AGAINST” for the purposes of determining whether the requisite majority has been obtained to approve the Charter Amendment Proposal.

We have engaged Lioness Consulting LLC (the “Proxy Solicitor”) to assist in the solicitation of proxies for the Special Meeting. We have agreed to pay the Proxy Solicitor a fee of $12,500. We will also reimburse the Proxy Solicitor for reasonable out-of-pocket expenses and will indemnify the Proxy Solicitor and its affiliates against certain claims, liabilities, losses, damages and expenses.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be held on November 4, 2024: This notice of meeting and the accompanying Proxy Statement are available at https://ts.vstocktransfer.com/irhlogin/FORTUNERISE.

This Supplement is dated October 29, 2024

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